UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2011

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149
(Address of Principal Executive Offices including Zip Code)
(512) 433-5200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Credit Agreement (as defined herein) is hereby incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On September 30, 2011, Forestar Group Inc. (the “Company”) and certain of its affiliates entered into an amendment to our Amended and Restated Revolving and Term Credit Agreement with KeyBank National Association and other financial institutions party thereto (as amended, the “Credit Agreement”). The principal purposes of the amendment were to provide us with additional flexibility with respect to the borrowing base and collateral coverage and leverage requirements and to make certain technical changes. The borrowing base was changed to increase the advance rate for timberland from 35% to 45%, to increase the advance rate for high value timberland from 25% to 35%, and to increase the percentage of the overall borrowing base that may be comprised of high value timberland from 15% to 25%. We were required to pledge additional raw entitled land having a value of at least $68,180,270 as collateral. The amendment effected a reduction from 1.60x to 1.50x in the value to commitment ratio (the ratio of (i) the sum of the values of our timberland, mortgaged raw entitled land and minerals business to (ii) the aggregate commitments under our credit facility). The amendment also eliminated a required decrease in our maximum leverage ratio to 30% in the event that we exercised our right to extend the revolving credit maturity date for one year.
     This summary is qualified in its entirety by reference to the amendment, which is attached as Exhibit 10.1 and incorporated by reference.
     Separately, on September 30, 2011, the Company exercised its option to extend the maturity date of the revolving credit facility by one year to August 6, 2014.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Amended and Restated Revolving and Term Credit Agreement dated September 30, 2011, by and among the Company, Forestar (USA) Real Estate Group Inc. and its wholly-owned subsidiaries signatory thereto, KeyBank National Association, as administrative agent, and the lenders party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: October 3, 2011	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Second Amendment to Amended and Restated Revolving and Term Credit Agreement dated September 30, 2011, by and among the Company, Forestar (USA) Real Estate Group Inc. and its wholly-owned subsidiaries signatory thereto, KeyBank National Association, as administrative agent, and the lenders party thereto.

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